Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Durata Therapuetics, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Short Hills, New Jersey

March 21, 2014